Exhibit 12.2

CERTIFICATION

I, Philippe Ozanian, certify that:

1.               I have reviewed this amendment to the annual report of InfoVista S.A. on Form 20-F for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Amendment”); and

2.               Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period ended June 30, 2004.

Date: April 15, 2005	By:	/s/ Philippe Ozanian
Name: Philippe Ozanian
Title: Chief Financial Officer